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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           -------------------------

                                    FORM 8-K

                           -------------------------


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 11, 2000


                               LABRANCHE & CO INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                 001-15251                    13-4064735
----------------------------       ------------             -------------------
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)             Identification No.)



One Exchange Plaza, New York, New York, 10006                        10006
---------------------------------------------                     ----------
  (Address of principal executive offices)                         Zip Code)



Registrant's telephone number, including area code: (212) 425-1144
                                                    ----------------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

        On October 11, 2000, LaBranche & Co Inc. ("LaBranche") issued a press release, filed herewith as Exhibit 99.1, relating to the execution of a letter of intent to acquire ROBB PECK MCCOOEY Financial Services, Inc. ("Robb Peck"). The consideration for the proposed acquisition will consist of 9.7 million shares of LaBranche common stock and a number of shares of non-convertible preferred stock of LaBranche to be based on the net book value of Robb Peck at the closing of the transaction.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


        (c)     EXHIBITS


                99.1    Press release, dated October 11, 2000.


               All other Items of this report are inapplicable.


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LABRANCHE & CO INC.



Date: October 20, 2000                  By:   /s/ Harvey Traison
                                            ------------------------------------
                                        Name: Harvey Traison
                                              Title: Senior Vice President and
                                                     Chief Financial Officer



                                       2-

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                                  EXHIBIT INDEX


         99.1     Press release, dated October 11, 2000.